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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Halliburton Company of our report dated July 22, 1996, which appears on page 23 of Landmark Graphics Corporation's Annual Report on Form 10-K for the year ended June 30, 1996. We also consent to the references to us under the headings "Experts" and "Landmark Selected Historical Consolidated Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Landmark Selected Historical Consolidated Financial Information."


/s/ PRICE WATERHOUSE LLP

Houston, Texas
August 28, 1996